EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of American Copper Corp. for the year ending October 31, 2013, I, Alexander Stanbury, Principal Executive Officer and Principal Financial Officer of American Copper Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-K for the year ending October 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such annual report of Form 10-K for the year ending October 31, 2013, fairly represents in all material respects, the financial condition and results of operations of American Copper Corp.

Date: January 30, 2013

AMERICAN COPPER CORP.

By: /s/ Alexander Stanbury
Alexander Stanbury President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer (Principal Executive and Principal Financial Officer)